As Filed with the Securities and Exchange Commission on November 10, 1999
                                                     Registration No. 33-95708


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                    ----------------------------------

                          AMENDMENT NUMBER 1 TO
                                FORM S-8/A
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933
                        --------------------------

                        REALTY INCOME CORPORATION
          (Exact name of Registrant as specified in its charter)

             Maryland                               33-0580106
    (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)             Identification No.)
    -------------------------------             -------------------

                          220 West Crest Street
                     Escondido, California 92025-1707
        (Address of Principal Executive Offices including Zip Code)

                 THE 1994 STOCK OPTION AND INCENTIVE PLAN
                           FOR KEY EMPLOYEES OF
                        REALTY INCOME CORPORATION
                         AND R.I.C. ADVISOR, INC.
                          (Full title of the plan)
                 ----------------------------------------

MICHAEL R. PFEIFFER, ESQ.            Copy to:
Senior Vice President,               WILLIAM J. CERNIUS, ESQ.
General Counsel and Secretary        LATHAM & WATKINS
REALTY INCOME CORPORATION            650 Town Center Drive,
220 West Crest Street                Twentieth Floor
Escondido, California 92025-1707     Costa Mesa, California 92626-1925
(760) 741-2111                       (714) 540-1235

        (Name and address, including zip code, and telephone
         number, including area code, of agent for service)
        ----------------------------------------------------





(Cover continued on next page)

                    CALCULATION OF REGISTRATION FEE
                    -------------------------------

                                Proposed     Proposed
                                Maximum      Maximum
Title of            Amount      Offering     Aggregate      Amount of
Securities to be    to be       Price Per    Offering     Registration
Registered          Registered  Share (2)    Price (2)         Fee
----------------    ----------  ---------   -----------   ------------
Common Stock        1,000,000    $23.04     $23,040,000    $6,406
(1)(3)

[FN]
(1) The 1994 Stock Option and Incentive Plan for Key Employees of Realty Income Corporation and R.I.C. Advisor, Inc. (the "Plan") authorizes the issuance each year of a maximum of three percent (3%) of the total outstanding shares at the end of each calendar year. In August 1995, 500,000 shares were registered pursuant to Form S-8 Registration Statement No. 33-95708. Only the 1,000,000 shares under the Plan are being newly registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on November 9, 1999 and the weighted average exercise price of outstanding options.

(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of the Plan, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

----------------------------------------------------------------------

    Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.













                                                           Page 2

PART I
------

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


PART II
-------

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement covers 1,000,000 additional shares of our Common Stock reserved for issuance under the 1994 Stock Option and Incentive Plan (the "Plan"). Effective September 9, 1993, our board of directors adopted, and on September 22, 1993, our original stockholder approved the Plan, which set the number of shares reserved for issuance each year thereunder at three percent (3%) of the total of outstanding shares at the end of each calendar year. On August 11, 1995, the Company filed with the Commission Form S-8 Registration Statement No. 33-95708 (the "Original Registration Statement") covering an aggregate of 500,000 shares issuable under the Plan. The contents of the Original Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 5.  Named Experts and Counsel
-----------------------------------

The consolidated financial statements and schedule of Realty Income Corporation and subsidiaries as of December 31, 1998, and for each of the years in the three year period ended December 31, 1998, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 8.  Exhibits
-----------------

See Index to Exhibits on page 6.

SIGNATURES
----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on this the 10th day of November, 1999.

                                   REALTY INCOME CORPORATION
                                   A Maryland corporation

                                   By:  \s\MICHAEL R. PFEIFFER
                                        ------------------------------
                                        Michael R. Pfeiffer
                                        Senior Vice President, General
                                        Counsel and Secretary

POWER OF ATTORNEY
-----------------

Each person whose signature appears below hereby authorizes and appoints Michael R. Pfeiffer, as attorney-in-fact and agent, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 9, 1999.

SIGNATURE                           TITLE
---------                           -----


\s\THOMAS A. LEWIS
------------------------------      Chief Executive Officer, Director
Thomas A. Lewis                     and Vice Chairman of the Board


\s\RICHARD J. VANDERHOFF
------------------------------      President, Chief Operating Officer
Richard J. VanDerhoff               and Director



(signatures continued on next page)
                                                           Page 4

(continued)

SIGNATURE                           TITLE
---------                           -----


\s\GARY M. MALINO
------------------------------      Chief Financial Officer, Senior
Gary M. Malino                      Vice President and Treasurer
                                    (Principal Financial and
                                    Accounting Officer)


\s\WILLIAM E. CLARK
------------------------------      Chairman of the Board and Director
William E. Clark


\s\DONALD R. CAMERON
------------------------------      Director
Donald R. Cameron


\s\ROGER P. KUPPINGER
------------------------------      Director
Roger P. Kuppinger


\s\MICHAEL D. MCKEE
------------------------------      Director
Michael D. McKee


\s\WILLARD H. SMITH JR
------------------------------      Director
Willard H. Smith Jr

INDEX TO EXHIBITS
-----------------

EXHIBIT
-------

4.1 The 1994 Stock Option and Incentive Plan for Key Employees of Realty Income Corporation and RIC Advisor, Inc., dated June 15, 1994, filed as an exhibit with the Original Registration
       Statement on Form S-8, dated August 11, 1995, and incorporated herein by reference.

4.2 Rights Agreement, dated as of June 25, 1998, between Realty Income Corporation and The Bank of New York (filed as an exhibit to our registration statement on Form 8-A, dated June 26, 1998, and incorporated herein by reference).

5.1    Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
       Exhibit 5.1).

23.2   Consent of Independent Auditors.

24 Power of Attorney (included on the signature page to this Registration Statement).



























                                                           Page 6